Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CORNERSTONE OPERATING PARTNERSHIP, L.P.

AND

THE RESIDENCES AT SHERBURNE COMMONS, INC.

ARTICLE 1:	DEFINITIONS	4

1.1.	Definitions	4

ARTICLE 2:	CONSIDERATION, DEPOSIT AND ESCROW PROVISIONS	4

2.1.	Purchase Price	4

2.2.	Escrow Agent	4

2.3.	Escrow Provisions	4

2.4.	Payment of Monies	5

ARTICLE 3:	ACCESS; INSPECTIONS	5

3.1.	Seller’s Delivery of Specified Documents	5

3.2.	Access and Inspection Rights	5

3.3.	Title and Survey Review	6

3.4.	Condition of Property; AS-IS SALE	5

ARTICLE 4:	OPERATIONS; RISK OF LOSS; LICENSING	7

4.1.	Ongoing Operations	7

4.2.	Damage	9

4.3.	Condemnation	9

4.4.	Operations Transfer Agreement	9

ARTICLE 5:	CLOSING	10

5.1.	Closing	10

5.2.	Conditions to the Parties’ Obligations to Close	10

5.3.	Failure of Condition	12

5.4.	Seller’s Deliveries	12

5.5.	Buyer’s Deliveries	13

5.6.	Possession	14

ARTICLE 6:	PRORATIONS; COSTS; ADJUSTMENTS	14

6.1.	Prorations	14

6.2.	Sales, Transfer, and Documentary Taxes; Closing Costs	14

6.3.	Brokerage Commissions	15

6.4.	Post-Closing Corrections	15

6.5.	No Other Obligations	15

ARTICLE 7:	REPRESENTATIONS AND WARRANTIES	15

7.1.	Seller’s Representations and Warranties	15

7.2.	Buyer’s Representations and Warranties	19

7.3.	Indemnity	20

7.4.	Survival of Representations, Warranties and Indemnity; Holdback Deposit	21

ARTICLE 8:	DEFAULT AND REMEDIES	20

8.1.	Buyer’s Remedies	22

8.2.	Seller’s Remedies	22

8.3.	Other Expenses	22

ARTICLE 9:	ADDITIONAL AGREEMENTS	22

9.1.	Partial Releases of Purchase Money Mortgage	22

9.2.	Repurposing Cottages	22

9.3.	Settlement of LTA	23

ARTICLE 10:	MISCELLANEOUS	23

10.1.	Parties Bound	23

10.2.	Headings	23

10.3.	Invalidity and Waiver	23

10.4.	Governing Law	23

10.5.	Survival	23

10.6.	No Third Party Beneficiary	23

10.7.	Entirety and Amendments	23

10.8.	Time	24

10.9.	Confidentiality	24

10.10.	Enforcement Expenses	24

10.11.	Notices	24

10.12.	Construction	24

10.13.	Calculation of Time Periods	24

10.14.	Execution in Counterparts	25

10.15.	Further Assurances	25

10.16.	Venue; Arbitration	25

10.17.	Bulk Sales	25

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made as of November 4, 2014, by and between Cornerstone Operating Partnership, L.P., a Delaware limited Partnership (“Seller”), and The Residences at Sherburne Commons, Inc., a Massachusetts c. 180 non-profit corporation (“Buyer”).

RECITALS

A.           Seller is the holder of Seller's Prior Mortgage Security and upon completion of the Foreclosure Action at which Seller is the highest bidder, Seller shall be the owner of the Property which includes the Senior Housing Facility described on Exhibit B attached hereto; and

B.           Upon the successful completion of the Foreclosure Action as aforesaid, Seller desires to sell and Buyer desires to purchase the Property upon and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and Buyer hereby agrees to purchase the Property upon and subject to the following terms and conditions:

ARTICLE 1: DEFINITIONS

1.1.         Definitions. Initially capitalized terms which are used but not otherwise defined in this Agreement shall have the meanings ascribed to them in Exhibit A attached hereto and incorporated herein by this reference.

ARTICLE 2: CONSIDERATION, AND ESCROW PROVISIONS

2,1 Purchase Price. There shall be no deposit paid with respect this Agreement. The Purchase Price, subject to the prorations and adjustments set forth herein, shall be paid by delivery of the Purchase Money Note at the time of Closing.

2.2 [RESERVED]

2.3 Escrow Provisions. Escrow Agent agrees to hold, keep and deliver the Purchase Money Note and all other sums or documents delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder other than its customary one-time escrow fee. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (an “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within five (5) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent's obligations hereunder shall terminate. Seller and Buyer, jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys' fees, that said Escrow Agent may incur in compliance with and in good faith in accordance with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

2.4 Payment of Monies. Any monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer or certified or cashier’s check.

ARTICLE 3:   ACCESS; INSPECTIONS

3.1.         Seller’s Delivery of Specified Documents. On or before the date hereof, Seller has delivered or made available to Buyer true, correct and complete originals or copies of each item described in Exhibit C attached hereto (the "Seller Deliverables") in Seller's possession or control.

3.2.         Access and Inspection Rights. Buyer and its agents, employees and representatives, contractors and consultants, all at Buyer's sole cost, shall at any time, and from time to time, between the Effective Date and the Closing Date, have reasonable access during normal business hours to the Facility and all books and records for the Facility that are in Seller’s or the Existing Manager’s possession or control for the purpose of conducting surveys, inspections, tests and studies, including, without limitation, engineering, geotechnical and environmental inspections and tests; provided, however, that Buyer will work directly with the Existing Manager to conduct any and all investigations necessary of all books and records for the Facility that are in the possession or control of the Existing Manager. In the course of its investigation of the Property, Buyer may make inquiries to third parties, including, without limitation, lenders, contractors, Existing Manager (including, without limitation, employees thereof), parties to any service contracts affecting the Facility, and municipal, local and other government officials and representatives. Seller shall cooperate but at no cost to Seller with Buyer's due diligence during normal business hours so long as Buyer gives at least forty-eight (48) hours' notice to Seller and the Existing Manager, conducts such due diligence during normal business hours and is not disruptive to the operation of the business at the Facility or the quiet enjoyment thereof by its residents, and shall be paid for by Buyer as and when due. Buyer may make such environmental investigations as it deems appropriate but at no higher level than a Phase I environmental report, unless Seller shall otherwise agree in advance. Buyer shall indemnify, defend, protect and hold Seller harmless from any and all claims, liabilities, losses, expenses (including reasonable attorneys' fees), damages, including those for injury to person or to the Property, arising out of or relating to Buyer's due diligence activities (except for any pre-existing conditions). If Buyer is not satisfied in its sole discretion with any of survey, inspection, test or study or with any other matter concerning the Property, then Buyer may terminate this Agreement by written notice given to Seller on before the date of expiration of the Due Diligence Period in which case neither party shall have any further rights or obligations pursuant to this Agreement, except those that survive the termination of this Agreement as expressly stated herein. If the written notice of termination is not given to Seller and the Escrow Holder prior to the expiration of the Due Diligence Period, then (a) any due diligence contingency, and any and all objections with respect to the review and inspection of the Property, shall be deemed to have been waived by Buyer for all purposes hereof; provided, however, that Buyer's closing contingencies set forth in Section 5.2(a) below shall remain. If this Agreement is terminated pursuant to this Section 3.2, the cost for cancellation of Escrow and all title company costs shall be borne solely by Buyer

3.3.         Title and Survey Review.

(a)          Buyer shall have the right to obtain a title commitment for owner's title insurance policy (the "Title Commitment") and survey of the Real Property (the "Survey"). No later than ten (10) business days prior to the expiration of the Due Diligence Period, Buyer shall give notice to Seller of any objection to any exception or other matter shown in the Title Commitment or Survey on or before the date of expiration of the Due Diligence Period. Within five (5) business days of Seller's receipt of Buyer's notice of objection(s), Seller shall notify Buyer in writing of Seller's election to either (i) remove such exceptions (in which case Buyer's objections shall be deemed waived) but Seller shall incur no cost in connection therewith, or (ii) terminate this Agreement, provided, however, Seller shall have no obligation to cure an objection relating to the Survey. Seller's failure to make an election shall be deemed an election to terminate. Without limiting the foregoing, Seller shall be obligated to fully discharge on or before Closing all mortgages, security interests and other monetary liens and encumbrances of a definite and ascertainable amount (each a "Monetary Lien"). Notwithstanding the foregoing, all Monetary Liens affecting the Property which are junior in right to Seller's Prior Mortgage Security shall be extinguished by the completion of the Foreclosure Action which shall be full satisfaction of the foregoing obligation to discharge the same. In the event that any additional title exceptions are discovered after the reports are issued, then if Buyer is not willing to accept such exceptions as-is, then Seller shall elect in writing to either eliminate such exceptions (in which case this Agreement shall remain in effect) or terminate this Agreement. If Buyer fails to give written notice to Seller of any objection to title or survey within the Due Diligence Period, then Buyer shall be deemed to have approved the state of title and survey as of the date of such title and survey reports are issued, except for Monetary Liens.

(b)          If Seller willfully fails to cure an objection to title or survey in the manner set forth above, then Buyer may elect, on or prior to the Closing Date, to (i) terminate this Agreement and no party shall have any further obligations hereunder, except as specifically set forth herein, or (ii) accept the Property subject to such objections and proceed to Closing. If Buyer makes no such election, then Buyer shall be deemed to have elected to waive its right to terminate this Agreement as provided above in this Section 3.3(b).

3.4.         Condition of Property; AS-IS SALE. BUYER ACKNOWLEDGES AND REPRESENTS THAT THEY HAVE CONDUCTED OR WILL CONDUCT THEIR OWN INSPECTION AND INVESTIGATION OF THE PROPERTY AND THE GROUND LEASE, AND OF PUBLIC RECORDS PERTAINING TO SELLER AND THE FACILITY AND AGREES TO ACCEPT AT CLOSING, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 7.1, THE PROPERTY AND GROUND LEASE IN ITS "AS IS, WHERE IS" CONDITION AS OF THE EFFECTIVE DATE, AND "WITH ALL FAULTS"; AND FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE, AND SELLER HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED WITH RESPECT TO THE PROPERTY OR THE GROUND LEASE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (A) THE COMPLIANCE OF THE PROPERTY, INCLUDING ITS USE OR OPERATION, WITH THE AMERICANS WITH DISABILITIES ACT, ANY OTHER DISCRIMINATION LAW, OR ANY FEDERAL, STATE OR LOCAL LAW, RULE OR REGULATION RELATING TO THE LICENSING AND CERTIFICATION OF THE PROPERTY AS A SENIOR HOUSING FACILITY OR PARTICIPATION IN THE MEDICARE AND MEDICAID PROGRAMS, (B) THE ASSIGNMENT OR TRANSFERABILITY OF ANY OF THE GOVERNMENTAL LICENSES, CERTIFICATES OR PERMITS TO OPERATE THE PROPERTY AS A SENIOR HOUSING FACILITY, AND (C) THE EFFECT ON THE PROPERTY, CONDITION OF THE PROPERTY (FINANCIAL OR OTHERWISE), OR THE RESULTS OF ANY ENACTED, PUBLISHED OR REPORTED LAWS, RULES, REGULATIONS OR JUDICIAL OR ADMINISTRATIVE DECISIONS OR ACTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL AGENCY HAVING REGULATORY OR OTHER AUTHORITY (WHETHER HAVING RETROACTIVE OR PROSPECTIVE EFFECT) RESPECTING MATTERS OF LICENSURE, SURVEY, OR REIMBURSEMENT. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

ARTICLE 4: OPERATIONS; RISK OF LOSS; LICENSING

4.1.         Ongoing Operations. From the Effective Date through the Closing Date:

(a)          Operation of Property; Construction. Seller shall continue to cause the operation of the Property by the Existing Manager and shall not terminate the Existing Management Agreement with the Existing Manager; provided, however, that the parties hereto acknowledge that they might enter into future discussions relating to the replacement of the Existing Manager with an Affiliate of Buyer, but any definitive arrangement relating thereto will be subject to the mutual written agreement of the parties. Seller shall not make (or suffer or permit to be made) any renovations, alterations, or capital expenditures to the Facility or any portion thereof costing more than $10,000, individually or in the aggregate, or enter into any contracts or agreements (whether binding or not) regarding any such renovations, alterations, or capital expenditures. Seller will perform all of the obligations of Seller under the Ground Lease and the Existing Management Agreement.

(b)          Ground Lease. Seller shall cause compliance in all material respects with the terms and conditions of the Ground Lease and shall not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will be grounds for declaring a default or forfeiture of the Ground Lease. Seller shall not modify, cancel, change, waive, supplement, alter or amend the Ground Lease in any respect, subject, however, to seeking the amendment to the Ground Lease as contemplated in Exhibit I.

(c)          Listings and Other Offers. Except in connection with the Foreclosure Action and in such manner as Seller shall deem appropriate in the circumstances or required by law, Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell all or any part of the Property or any direct or indirect interest therein, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property or any direct or indirect interest therein, or enter into any contracts or agreements (whether binding or not) regarding any disposition of all or any part of the Property or any direct or indirect interest therein, except as provided in Section 4.1(a) above.

(d)          Removal and Replacement of Tangible Personal Property; Transfer or Conveyance of Other Property. Seller will not remove or suffer or permit to be removed on Seller's behalf any Personal Property from the Facility except as may be required for necessary repair or replacement in the ordinary course of business. Without limiting the foregoing, all repairs and replacements shall be of equivalent quality and quantity as existed as of the time of removal of the applicable Personal Property. Except as permitted by the preceding sentence, Seller shall not make (or suffer or permit to be made on Seller's behalf) any transfers or conveyances of the Property.

(e)          Maintenance of Insurance. Seller shall carry commercial general liability insurance in the amounts it currently holds and property damage insurance for the full replacement value of the Improvements through the Closing Date. Seller shall not allow any breach, default, termination or cancellation of any such insurance policies or agreements to occur or exist prior to Closing.

(f)          [RESERVED]

(g)          Approvals. Seller and Buyer shall work diligently and cooperate with each other to obtain all waivers, consents, approvals and authorizations required in connection with the transactions contemplated hereunder, including without limitation those required with respect to the Ground Lease and all licenses and approvals required by governmental agencies charged with regulating or licensing senior housing facilities.

(h)          Agreements to Effect Prohibited Actions. Seller will not enter into any contracts or agreements (whether binding or not) regarding any of the matters prohibited by paragraphs above.

4.2.         Damage. Risk of loss with respect to the Real Property up to and including the Closing Date shall be borne by Seller.  Seller shall promptly give Buyer written notice of any damage to the Facility, describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event of any material damage (described below) to or destruction of the Facility or any portion thereof, Buyer may, at its option, by notice to Seller given within five (5) business days after Seller has provided the above described notice to Buyer together with all relevant information concerning the nature and extent of such damage (and if necessary the Closing Date shall be extended to give Buyer the full five (5) business day period to make such election): (i) terminate this Agreement, in which event no party shall have any further obligations hereunder, except as expressly set forth herein, or (ii) proceed under this Agreement as to all of the Property, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair. If Buyer fails to timely make such election, Buyer shall be deemed to have elected to proceed under clause (ii) above. If the Facility is not materially damaged, then (A) Buyer shall not have the right to terminate this Agreement, (B) Seller shall, to the extent requested and directed by Buyer, repair the damage before the Closing in a manner reasonably satisfactory to Buyer utilizing any available insurance proceeds, and (C) at Closing, Buyer shall receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction. To the extent Seller has incurred reasonable costs in effecting the repairs requested and directed in writing by Buyer (which costs have not been assumed by Buyer), Seller shall be paid a portion of such insurance proceeds in an amount equal to such costs. “Material damage” and “materially damaged” means, with respect to the Facility, damage (x) which, in Buyer’s reasonable estimation, exceeds $150,000 to repair, or (y) which, in Buyer’s reasonable estimation, will take longer than ninety (90) days to repair or restore.

4.3.         Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain with respect to the Real Property or any portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) business days after Seller provides written notice to Buyer of such proceedings together with all relevant information concerning such proceedings (and if necessary the Closing Date shall be extended to give Buyer the full ten (10) business day period to make such election): (i) terminate this Agreement, in which event no party shall have any further obligations thereunder, except as expressly set forth herein, or (ii) proceed under this Agreement as to all of the Property, in which event Seller shall, at the Closing, apply such of the proceeds from such award in prepayment of the Purchase Money Note and upon satisfaction thereof, assign to Buyer its entire right, title and interest in and to any remaining balance of any condemnation award Seller shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. If Buyer fails to timely make such election, Buyer shall be deemed to have elected to proceed under clause (ii) above.

4.4.         Operations Transfer Agreement. Seller and Buyer shall jointly use commercially reasonable efforts, but without expense to Seller, to cause the Operations Transfer Agreement (in the form approved as of the date hereof by Buyer) to be executed (with all schedules and exhibits thereto completed) by the parties thereto (other than Buyer, who agrees to execute the Operations Transfer Agreement promptly following its execution by the other parties thereto). The execution and delivery of the Operations Transfer Agreement by the other parties thereto shall be a condition precedent to Buyer’s obligation to close on its purchase of the Property.

ARTICLE 5: CLOSING

5.1.         Closing. The consummation of the transactions contemplated herein (the “Closing”) shall occur on the date that is the [tenth] (10th) business day after the later to occur of (a) final completion of the Foreclosure Action wherein Seller shall be the grantee named in a foreclosure deed as a result thereof or (b) the Town Lease Amendment Approval Date. The date of Closing shall be referred to herein as the “Closing Date.” Closing shall be effectuated through an escrow with the Escrow Agent. Buyer and Seller shall execute such supplemental escrow instructions as may be reasonably requested by either party or Escrow Agent to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. In addition, Seller shall have the right to extend the Closing Date for up to thirty (30) days if necessary in connection with the final completion of the Foreclosure Action vesting leasehold title in Seller. Notwithstanding anything to the contrary set forth in this Agreement shall the Closing Date occur later than the Outside Closing Date without the prior written consent of the Seller.

5.2.         Conditions to the Parties’ Obligations to Close.

(a)          Conditions to Buyer’s Obligation to Close. As a condition to Buyer’s obligation to close with respect to the Property on the Closing Date:

(i)          All instruments and other documents required to be delivered by Seller and described in Section 5.4 have been delivered to the Escrow Agent.

(ii)         The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

(iii)        There shall be no default with respect to any material obligation of Seller hereunder which Seller has not cured within thirty (30) days after written notice from Buyer.

(iv)        There shall be no notice issued after the Effective Date of any violation or alleged violation of any law, rule, regulation or code, including, without limitation, any building code, with respect to the Facility, which has not been corrected to the satisfaction of the issuer of the notice.

(v)         There shall be no material default on the part of Seller or any other party under any agreement to be assigned to, or obligation to be assumed by, Buyer under this Agreement, including, without limitation the Ground Lease.

(vi)        All licenses, consents, approvals or other authorizations from third parties or governmental authorities required in connection with the transactions contemplated hereunder, including, without limitation, all consents and approvals of the ground lessor under the Ground Lease and all licenses and approvals by agencies charged with regulating or licensing Senior Housing Facilities, shall have been obtained by, and issued in the name of, Buyer or its property manager or designee.

(vii)       There shall have been no material adverse change in the business, operations or condition (financial, physical, title, licensing, environmental or otherwise) of the Facility since the Effective Date.

(viii)      [RESERVED]

(ix)         No proceedings shall be pending or threatened that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications (or any building, environmental or code requirements applicable to) in a manner that would adversely affect the Property, excepting such proceedings agreed to by Buyer.

(x)          [RESERVED]

(xi)         [RESERVED][

(xii)        There shall be no default with respect to any material obligation of any party to the Operations Transfer Agreement (other than Buyer) which such party has not cured within thirty (30) days after written notice from Buyer.

(b)          Conditions to Seller’s Obligation to Close. As a condition to Seller’s obligation to close with respect to the Property on the Closing Date:

(i)          The Foreclosure Action shall have been completed and Seller shall be vested in title with the lessee's interest under the Ground Lease and the Personal Property, together constituting the Property.

(ii)         The Purchase Money Note, Purchase Money Mortgage and all funds, instruments and other documents required to be delivered by Buyer and described in Section 5.5 have been delivered to the Escrow Agent.

(iii)        The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

(iv)        There shall be no default with respect to any material obligation of Buyer hereunder which Buyer has not cured within thirty (30) days after written notice from Seller.

5.3.         Failure of Condition. Provided that a party is not in default of any material obligation of such party, if any condition to such party’s obligation to proceed with the Closing set forth in this Agreement has not been satisfied as of the Closing Date, then such party may, in its sole discretion, elect, by notice given to the other party on or before the Closing Date, to: (i) extend the time available for the satisfaction of such condition by up to a total of thirty (30) days; or (ii) close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived such condition. If such party elects to proceed pursuant to clause (i) above, and such condition remains unsatisfied after the end of such extension period, then, at such time, such party may elect to proceed pursuant to either terminate this Agreement or proceed pursuant to clause (ii) above.

5.4.         Seller’s Deliveries. On or before the Closing Date, Seller shall deliver in escrow to the Escrow Agent or outside of escrow to Buyer the following, each duly executed and, where appropriate, in recordable form and notarized:

(a)          Assignment of Ground Lease. An assignment of lessee's interest under the Ground Lease in the form of Exhibit D-1 attached hereto (the “Ground Lease Assignment”), executed and acknowledged by Seller, vesting in Buyer good, indefeasible and marketable title to the lessee's interest under the Ground Lease, subject only to the Permitted Exceptions and the terms and provisions Ground Lease, provided, however, that in the event Seller is the highest bidder in the Foreclosure Action, Seller may assign to Buyer its bid at such auction and, in lieu of delivery of the Ground Lease Assignment, deliver Seller's foreclosure deed directly to Buyer, the forms of which are attached as Exhibit D-2, which Buyer agrees to accept;

(b)          Bill of Sale and Assignment Agreement. A bill of sale and assignment agreement in the form of Exhibit G attached hereto (the “Bill of Sale”), executed and acknowledged by Seller, vesting in Buyer good title to the Personal Property described therein free of any claims, except for the Permitted Personal Property Liens;

(c)          [RESERVED]

(d)          Notice to Residents. A notice to each resident in form as reasonably requested by Buyer;

(e)          State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(f)          FIRPTA. An affidavit of Seller substantially in the form of Exhibit F attached hereto. If Seller fail to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Buyer may proceed in accordance with the withholding provisions imposed by Section 1445 of the Internal Revenue Code of 1986, as amended;

(g)          Certificates of Title. Certificates of title (if applicable) and leases (if applicable) for each Vehicle.

(h)          Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Company and Buyer;

(i)          Title Documents. Affidavits required by the Title Company sufficient to have the general exceptions deleted together with such other documents and instruments required by the Title Company in order to issue the Title Policy;

(j)          Due Diligence Materials. To the extent not previously delivered to Buyer, true, correct and complete originals, or copies, if originals are not available, of each Seller Deliverable.

(k)          Closing Certificate. A certificate, signed by Seller, certifying to Buyer that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as if made on and as of the Closing Date and that all covenants required to be performed by Seller prior to the Closing Date have been performed in all material respects;

(l)            Settlement Statement. A settlement statement, duly executed by Seller;

(m)          Permits and Approvals. All licenses, permits and approvals in Seller’s possession related to the construction, development ownership, operation and use of the Property;

(n)          Plans and Specifications. All material plans and specifications relating to the Property in Seller’s possession and control or otherwise reasonably available to Seller;

(o)          Ground Lease Matters. (i) A consent executed and acknowledged by the ground lessor under the Ground Lease, in form and substance reasonably acceptable to Buyer, evidencing the consent of the ground lessor to the Ground Lease Assignment, and (ii) an amendment to the Ground Lease executed and acknowledged by the ground lessor, substantially in the form of Exhibit I attached hereto;

(p)          Other Deliveries. Such other documents, certificates and instruments as are reasonably necessary in order to effectuate the transaction described herein, including, without limitation, gap indemnity agreements, transfer tax declarations, broker lien waivers and any documents or representations necessary to comply with any applicable environmental transfer disclosure laws and any other Closing deliveries required to be made by or on behalf of Seller.

5.5.         Buyer’s Deliveries. On or before the Closing Date, Buyer shall deposit the duly executed Purchase Money Note, Purchase Money Mortgage and other documents securing the payment of the Purchase Money Note. In addition, except as specified below, on or before the Closing Date, Buyer shall deliver in escrow to the Escrow Agent or outside of escrow to Seller the following, each duly executed and, where appropriate, in recordable form and notarized:

(a)          Bill of Sale. The Bill of Sale, executed by Buyer;

(b)          Authority. Evidence of the existence, organization and authority of Buyer and of the authority of the persons executing documents on behalf of Buyer reasonably satisfactory to the Title Company and Seller;

(c)          Assignment of Residency Agreements. ;

(d)          State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(e)          Settlement Statement. A settlement statement, duly executed by Buyer;

(f)          Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein and any other Closing deliveries required to be made by or on behalf of Buyer.

5.6.        Possession. Seller shall deliver possession of the Property to Buyer at the Closing, subject only to the Permitted Exceptions.

ARTICLE 6:  PRORATIONS; COSTS; ADJUSTMENTS

6.1.        Prorations. Not less than one (1) business days prior to Closing, Seller shall provide to Buyer such information and verification reasonably necessary to support the prorations under this Article 6. The items in this Section 6.1 shall be pro rated between Seller and Buyer as of the close of business on the day immediately preceding the applicable Closing Date, the Closing Date being a day of income and expense to Buyer. Credits to Buyer shall be paid by adjustment by credit to the principal of the Purchase Money Note by Seller to Buyer at the Closing. Credits to Seller shall be paid by Buyer in cash at the Closing. Post-closing re-prorations and adjustments shall be paid in cash. Subject to the foregoing and for the other provisions of this Article 6, the following items shall be pro rated and adjusted at Closing:

(a)          Taxes and Assessments. Buyer shall receive a credit for any accrued but unpaid real estate taxes, personal property taxes, special assessments and betterments (“Taxes”) (including, without limitation, any assessments imposed by private covenant) applicable to any period before the Closing Date, whether or not such Taxes are not yet due and payable, and Seller shall receive a credit for any Taxes applicable to any period after the Closing Date paid in advance by Seller. If the amount of any such Taxes have not been determined as of the Closing Date, then such credit shall be based on the most recent ascertainable taxes. Such undetermined Taxes shall be reprorated upon issuance of the final tax bill. Notwithstanding the foregoing, (i) Buyer shall receive from Seller a credit for any special assessments and betterments which are levied or charged against the Property or the Real Property with respect to any infrastructure improvements specifically made to serve the Facility, whether or not then due and payable, and (ii) any other special assessments and betterments shall be prorated only for the year of Closing.

(b)          Ground Rent. Buyer shall receive from Seller a credit for any rent and other charges under the Ground Lease accrued or payable on or before Closing that applies to any period prior to Closing but is unpaid as of Closing, unless the same has otherwise been waived or forgiven by the ground lessor.

6.2.        Sales, Transfer, and Documentary Taxes; Closing Costs.

(a)          Seller shall pay all sales, gross receipts, conveyancing, stamp, excise, documentary, transfer, deed or similar taxes or fees imposed in connection with this transaction under applicable state, county or local law, excepting, however, the Nantucket Land Bank transfer fee which shall be the responsibility of Buyer. Seller and Buyer shall execute any applicable city, county and state transfer tax or other declarations.

(b)          Buyer shall pay: (i) one-half of the Escrow Agent’s escrow fee, closing charges and any cancellation fee, (ii) the costs associated with Buyer’s due diligence activities, (iii) the cost of the Title Policy and Survey, (iv) the Nantucket Land Bank transfer fee, and (v) and any recording fees that do not constitute clearing title. Seller shall pay (x) one-half of the Escrow Agent’s escrow fee, closing charges and any cancellation fee, and (y) all recording fees or other charges incurred in connection with clearing title, including without limitation any prepayment or release fees. Each party shall be responsible for its own attorney’s and other professional fees.

6.3.         Brokerage Commissions. Seller and Buyer each represents and warrants to the other that it has not dealt with any real estate broker, sales person or finder in connection with this transaction other than auctioneer fees in connection with the Foreclosure Action. Seller shall be responsible for any fee or commission due to the auctioneer pursuant to a separate agreement between Seller and auctioneer. Buyer shall indemnify, defend and hold harmless Seller from and against any claim to a broker’s or finder’s fee or commission by any other party based upon any actual or alleged statement, representation or agreement of Buyer. Seller shall indemnify, defend and hold harmless Seller from and against any claim to a broker’s or finder’s fee or commission made by auctioneer or by any other party based upon any actual or alleged statement, representation or agreement of Seller.

6.4.        Post-Closing Corrections. Notwithstanding any provision hereof to the contrary, within sixty (60) days after Closing, the parties shall complete a good faith reconciliation of all closing costs, prorations and adjustments under this Article 6 and shall make any payments due to the other party pursuant thereto.

6.5.        No Other Obligations. No other expense related to the ownership or operation of the Property prior to the Closing Date shall be charged to or paid or assumed by Buyer under this Agreement, other than those obligations expressly assumed by Buyer in writing.

ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

7.1.        Seller’s Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer as follows as of the date hereof (which representations, warranties shall also be true on the Closing Date as if made on the Closing Date):

(a)          Organization and Authority of Seller. Seller is a duly organized, and validly existing, and is in good standing as a limited partnership in the State of Delaware. Seller has the full right, power and authority and has obtained any and all consents required to enter into this Agreement, all of the documents to be delivered by Seller at the Closing and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with its terms subject to applicable bankruptcy and insolvency laws and laws affecting creditor’s rights generally.

(b)          Pending Actions or Proceedings. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller with respect to the Property, the Facility or the within transaction. No condemnation, eminent domain or similar proceedings are pending or which Seller has received notice or, to Seller's knowledge, threatened with regard to the Facility. Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Facility. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

(c)          Conflicts; Filings. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any law to which Seller is subject, or any provision of its operating agreement or certificate of formation; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject other than the notices and consents which constitute conditions precedent under this Agreement. Except for such notices and consents which constitute conditions precedent under this Agreement, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(d)          Title. Upon completion of the Foreclosure Action, Seller shall have good, clear record and marketable title to the Property, free and clear of all liens, encumbrances and restrictions, other than the matters described in Exhibit J attached hereto.

(e)          Ground Lease. The Ground Lease has not been modified, altered or terminated, provided that Seller and Buyer shall proceed to obtain the amendment to the Ground Lease on or before Closing in the form attached as Exhibit I. No default or event of default now exists, or, but for the passage of time, will exist, under the Ground Lease.

(f)          Operating Statements. The operating statements of Seller and Existing Manager with respect to the Facility for the fiscal year ended December 31, 2013 and the year-to-date interim operating statements for the period through August 30, 2014, delivered to Buyer pursuant to this Agreement show all items of income and expense incurred in connection with the ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects. No material adverse change has occurred from the respective dates of such operating statements to the date hereof.

(g)          Permits, Legal Compliance, and Notice of Defects. Seller, or its agents, managers or affiliates, have all licenses, permits and certificates necessary to be held by Seller for the operation of the Property, including, without limitation, all certificates of occupancy necessary for the occupancy of the Property (the "Permits"). All of the Permits are in full force and effect, and Seller has not taken or failed to take any action that would result in their revocation, suspension or limitation, nor received any written notice of an intention to revoke, suspend or limit any of them. Neither the Property nor the use thereof violates any Permit, governmental law or regulation or any covenants or restrictions encumbering the Property. Seller has not received any written notice from any insurance company or underwriter, or is otherwise aware, of any defects that would materially adversely affect the insurability of the Property or cause an increase in insurance premiums. Seller has not received notice from any governmental authority or other person of, nor has any knowledge of, any violation of zoning, building, fire, health, environmental, or other statutes, ordinances, regulations or orders (including, without limitation, those respecting the Americans with Disabilities Act), or any restriction, condition, covenant or consent in regard to the Property or any part thereof which have not been corrected to the satisfaction of the issuer.

(h)          Environmental. To the best of Seller's knowledge and belief, Seller has received no notice of any violation of any Environmental Law related to the Real Property or the presence or release of any Hazardous Materials on or from the Real Property except as disclosed in the environmental reports listed in Exhibit K attached hereto (the "Environmental Reports"). Except for de minimis amounts of Hazardous Materials used, stored and disposed of in accordance with Environmental Laws, and used in connection with the ordinary maintenance and operation of the Property, Seller has no knowledge of any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) manufactured, introduced, released or discharged from or onto the Property and Seller has no knowledge of the generation, treatment, storage, handling or disposal of any Hazardous Materials at the Property. Except as set forth in the Environmental Reports, there are no underground storage tanks located on the Real Property. Seller is not aware of any environmental assessments or studies which exist with respect to the Real Property except for the Environmental Reports.

(i)          Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(j)          PATRIOT Act. Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Buyer for its review and inspection during normal business hours and upon reasonable prior notice. Neither Seller nor any beneficial owner of Seller:

(i)          is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)         is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)        is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Buyer in writing, and in such event, Buyer shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Buyer.

(k)          Utilities. Public utility services (including, without limitation, all applicable electric lines, sewer and water lines, gas, cable, television and telephone lines) are available to service the Property at the property line without the need for any non public utility easements over land of others, and, to Seller’s knowledge, said public utility services are adequate to service the requirements of the Property and its tenants and occupants as presently operated, and all payments currently due for the same have been made, and, to Seller’s knowledge, all necessary easements, permits, licenses and agreements in respect of any of the foregoing exist and are in full force and effect and are installed and operating and all installation and connection charges have been paid for in full. Neither Seller, nor to Seller’s knowledge, any prior owner of the Property has received notice of any fact or condition existing and would or could result in the termination or reduction of the current access from the Property to existing roads and highways, or to sewer or other utility services available to the Property.

(l)          Disclosure. Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, and the Residency Agreements, there are no contracts or agreements of any kind relating to the Property to which Seller is a party and which would be binding on Buyer after Closing Seller has delivered to Buyer all written materials in Seller’s possession or control which contain information or disclose facts or conditions that would have a material adverse impact on the use, operation or marketability of the Property. The originals and copies of Seller Deliverables delivered to Buyer pursuant to Section 3.1 hereof are true, correct and complete originals or copies of the respective documents, instruments, agreements or other items, and Seller is not aware of any material inaccuracy or omission in the information in Seller Deliverables.

(m)          Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

As used in this Agreement, the "knowledge" of Seller means the actual knowledge of Kent Eikanas, and shall not include any imputed or constructive knowledge, or any implied duty to investigate or verify any matters represented to herein.

7.2.         Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller as follows as of the date hereof (which representations, warranties shall also be true on the Closing Date as if made as of the date thereof):

(a)          Organization and Authority. Buyer has been duly organized and is validly existing as a Massachusetts c. 180 non-profit corporation,. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms.

(b)          Pending Action. There is no agreement to which Buyer is a party or to Buyer's knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer's knowledge, threatened against Buyer which challenges or impairs Buyer's ability to execute or perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

(c)          Bankruptcy Matters. Buyer has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(d)          Conflicts; Filings. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any law to which Buyer is subject, or any provision of its operating agreement or certificate of formation; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(e)          PATRIOT Act. Buyer is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Orders. Further, Buyer covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice. Neither Buyer nor any beneficial owner of Buyer:

(i)          is listed on the Lists;

(ii)         is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)        is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(f)          Buyer hereby covenants and agrees that if Buyer obtains knowledge that Buyer or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Buyer immediately upon delivery of written notice thereof to Buyer.

7.3.        Indemnity.

(a)          Seller hereby agrees to indemnify, defend and hold Buyer harmless from any liability, claim, demand, loss, expense or damage, including, without limitation, attorneys' fees and costs (collectively, "Claims") arising out of (i) any material breach of any material representation or warranty of Seller set forth herein which adversely affects the Property, the Facility or its operatons; (ii) any willful malfeasance or gross negligence of Seller or any of its agents, employees or contractors; (iii) the ownership of the Property accruing prior to the Closing Date, including, without limitation, any Claims made by or relating to employment matters arising prior to the Closing, or made under or relating to the Ground Lease];. Notwithstanding the foregoing or anything to the contrary in this Agreement, with respect to any Claims arising under theOperations Transfer Agreement, Buyer hereby agrees that (i) Buyer will first pursue its remedies and indemnification rights under the Operations Transfer Agreement prior to seeking any indemnification rights it is entitled to under this Agreement, and (ii) the aggregate liability of Seller shall not exceed $50,000.

(b)          Buyer hereby agrees to indemnify, defend and hold Seller harmless from any Claim arising out of (i) any material breach of any of material representation or warranty of Buyer set forth herein, (ii) any willful act or omission of Buyer, its agents, employees or contractors, or (iii) the ownership or operation of the Property accruing on or after the Closing Date, including, without limitation, any Claims made by or relating to any employee accruing on or after the Closing Date.

(c)          The following provisions govern all actions for indemnity under this Section 7.3 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof. After such notice, the indemnitor shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnitor and the indemnitee and the indemnitee has been advised in writing by counsel that there exists a bona fide and recognized ethical conflict which would require that such counsel obtain a waiver or similar consent from each of the indemnitor and the indemnitee to undertake such joint defense, in which event the indemnitor shall be entitled, at the indemnitor’s cost, risk and expense, to separate counsel of its own choosing only if it reasonably determines in good faith that such waiver or consent cannot be given, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnitee, such consent not to be unreasonably withheld. If the indemnitor fails to assume the defense of such claim within thirty (30) calendar days after receipt of the claim notice, the indemnitee against which such claim has been asserted will (upon delivering notice to such effect to the indemnitor) have the right to undertake, at the indemnitor’s sole cost and expense (to be reimbursed as accrued), the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnitor. In the event the indemnitee assumes the defense of the claim, the indemnitee will keep the indemnitor reasonably informed of the progress of any such defense, compromise or settlement. The indemnitor shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.3 subject to the written consent of the indemnitor and for any final judgment (subject to any right of appeal), and the indemnitor agrees to indemnify and hold harmless an indemnitee from and against any losses by reason of such settlement or judgment; provided, however, that if an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor’s ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity.

7.4.        Survival of Representations, Warranties and Indemnity.

(a)          The representations and warranties set forth in this Article 7 are made as of the Effective Date, and each party shall be deemed to have remade all of their respective representations and warranties as of the Closing Date. No representations or warranties shall be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months.

(b)          The indemnity obligations of the parties under Section 7.3 shall survive the Closing for a period of six (6) months.

ARTICLE 8:  DEFAULT AND REMEDIES

8.1.         Buyer’s Remedies. If this transaction fails to close as a result of any material default on the part of Seller which has not been cured by the earlier of the thirtieth (30th) day after written notice thereof from Buyer or the Closing Date, then Buyer shall be entitled to the remedy of specific performance, but in no event shall Seller be liable for any actual, compensatory, consequential, punitive or any other monetary damages.

8.2.         Seller’s Remedies. If this transaction fails to close as a result of any default on the part of Buyer which has not been cured within thirty (30) days after written notice thereof from Seller, then Seller may seek specific performance, but in no event shall Buyer be liable for any actual, compensatory, punitive or any other monetary damages. .

8.3.         Other Expenses. If this Agreement is terminated due to the default of any party, then the defaulting party shall pay any fees due to the Escrow Agent.

ARTICLE 9: ADDITIONAL AGREEMENTS

9.1.         Partial Releases of Purchase Money Mortgage. Upon the delivery of the Net Proceeds upon the sale of a Cottage as provided and defined in the Purchase Money Note, Seller agrees to deliver to Buyer a partial release of the lien of the Purchase Money Mortgage with respect to the subleasehold estate created with respect to such Cottage.

9.2.         Repurposing Cottages Upon Purchase Money Mortgage Default. In the event Buyer, as obligor under the Purchase Money Note and mortgagor under the Purchase Money Mortgage shall default in its prompt and punctual payment and monetary obligations thereunder, or shall cause such conditions to occur as to materially and adversely affect the value of the security granted to secure the payment of the Purchase Money Note, including, but not limited to, causing excessive waste, failing to maintain insurance for the benefit of Seller as mortgagee, or filing any proceeding under the Bankruptcy Act or a proceeding for the benefit of debtors under federal or state law, then, in such event, Seller, as mortgagee, may declare the Purchase Money Mortgage in default, and the Seller as mortgagee may take possession of the Property, and, pursuant to the amendment to the Ground Lease, declare all age restrictions applicable to the Property and unsold Cottages null and void, cause the Ground Lessor to release its interest as Ground Lessor in and to the unsold Cottages and surrounding land and grant of sufficient easements for access, utilities and the like to serve the Cottages and land appurtenant thereto, and convey the same to Seller as mortgagee in possession in a sufficient manner that Seller as mortgagee in possession may cause a subdivision of the land constituting the Cottages and appurtenant land and market, sell and convey the same free of the Ground Lease and any interest of Buyer as ground lessee and any obligation to the Facility; alternatively, in lieu of subdividing the Cottages and appurtenant land, in its sole discretion Seller may declare a condominium regime with respect to the Cottages. In connection therewith, and as contemplated in the amendment to the Ground Lease, Ground Lessor shall submit and support at a Town Meeting an article in form and content sufficient to create a fee simple absolute with respect to the Cottages and appurtenant land to effectuate such subdivision or creation of condominium.

9.3.         Settlement of the LTA. After the Closing, Seller agrees to assist and cooperate with Buyer in negotiations with the trustees of the liquidating trust formed under the LTA to settle and resolve outstanding disputes and concerns regarding the LTA. It is Buyer's intention that following the Closing, sufficient funds will become available from operations of the Facility to fund such settlement or payments to the LTA for the benefit of the beneficiaries thereof. In the event such funds from operations of the Facility shall be inadequate to fund such settlement or payments due to the LTA, Seller agrees to contribute in the aggregate not more than $150,000, in such portions as may be necessary from time to time to reach settlement and resolution with the beneficiaries of the LTA entitled thereto. The foregoing obligations of Seller shall expire, determine and be of no further force or effect upon the fourth anniversary of the Closing Date.

ARTICLE 10:  MISCELLANEOUS

10.1.      Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Buyer may assign its rights and obligations under this Agreement without Seller's consent, but with prior written notice to Seller, to any entity which is owned by or under common control with Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devises of the parties.

10.2.      Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

10.3.      Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

10.4.      Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

10.5.      Survival. The provisions of this Agreement that contemplate performance after the Closing including, without limitation, Article 6, Article 7 and Article 9, the obligations of the parties not fully performed at the Closing, and all indemnities set forth in this Agreement shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing, subject to the provisions of Section 7.4 hereof.

10.6.      No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

10.7.      Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.8.      Time. Time is of the essence in the performance of this Agreement.

10.9.      Confidentiality. Neither party shall make any public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written consent of the other party; provided, however, that each party may make disclosure of this Agreement to its lenders, creditors, officers, employees, representatives, investors, consultants and agents as necessary or appropriate to consummate the transactions contemplated herein, and provided further that Seller may disclose this Agreement and information relating hereto to any governmental or regulatory body having jurisdiction over Seller.

10.10.    Enforcement Expenses. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable and necessary attorneys’ fees and costs, expended or incurred in connection therewith.

10.11.    Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Exhibit L. Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered on the date of deposit with such courier, (ii) sent by certified or regular U.S. mail, postage prepaid, in which case notice shall be deemed delivered on the date of deposit with the U.S. Postal Service, (iii) sent by email or facsimile, in which case notice shall be deemed delivered upon transmission thereof so long as a copy thereof is also sent by overnight delivery using a nationally recognized overnight courier by depositing such copy on such date of delivery by email or facsimile with such courier, or (iv) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party’s address may be changed to another address in the United States by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Buyer shall be deemed given by Buyer and notices given by counsel to Seller shall be deemed given by Seller.

10.12.    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed at the Closing and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement, the documents to be delivered at Closing or any exhibits or amendments thereto.

10.13.    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of such period is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the Commonwealth of Massachusetts, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, nor legal holiday.

10.14.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

10.15.    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

10.16.    Venue; Arbitration. . IN CONNECTION WITH ANY PROCEEDING INVOLVING A DISPUTE BETWEEN THE PARTIES HERETO, THE PARTIES HERETO CONSENT AND AGREE TO ARBITRATE THE SAME IN BOSTON, MASSACHUSETTS IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, THE DECISION OF ANY SUCH ARBITRATOR OR PANEL SHALL BE FINAL AND ENFORCEABLE BY ANY COURT, FEDERAL OR STATE, HAVING JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS.

10.17.    Bulk Sales. If any applicable provisions of law require that any state or local taxation authorities be notified of the transactions contemplated herein, or if clearance is required of such authorities, each in order to permit the transfer of the Real Property as contemplated herein without liability to Buyer for any state or local taxes required to be paid or collected by Seller prior to the Closing Date, it shall be a condition precedent to the obligations of Buyer hereunder that all such notification and clearance requirements shall have complied with and the Buyer shall have received the requisite clearances and releases from further liability. Seller shall, within ten (10) days after the Effective Date make all filings necessary to obtain such clearances, and shall contemporaneously provide Buyer with copies of all such filings.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year written below.

SELLER:

CORNERSTONE OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership
By: Summit Healthcare REIT, Inc.,
f/k/a Cornerstone Core Properties REIT, Inc.,
a Maryland corporation, its sole
general partner

Dated: November 4, 2014	By:	/s/ Kent Eikanas
Kent Eikanas, President

BUYER:

THE RESIDENCES AT SHERBURNE COMMONS, INC.,
a Massachusetts non-profit corporation

Dated: November 4, 2014	By:	/s/ David D. Worth
Name:David D. Worth
Title:President and Treasurer

JOINDER

Chicago Title Insurance Company hereby joins this Agreement for the sole purpose of agreeing to be bound by the provisions of Sections 2.2 and 2.3 hereof.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ David J. Buczkowski
Name: David J. Buczkowski
Title: Vice President

EXHIBITS OMITTED